Exhibit 99.2

SCA Performance Holdings, Inc. and Subsidiaries
Consolidated Financial Statements
December 31, 2019

SCA Performance Holdings, Inc. and Subsidiaries
Table of Contents

Page
Independent Auditor’s Report	3
Consolidated Balance Sheets as of December 31, 2019 and 2018	4
Consolidated Statements of Operations for the year ended December 31, 2019 and for the period from April 13, 2018 (Commencement of Operations) to December 31, 2018	5
Consolidated Statements of Stockholder’s Equity for the year ended December 31, 2019 and for the period from April 13, 2018 (Commencement of Operations) to December 31, 2018
Consolidated Statements of Cash Flows for the year ended December 31, 2019 and for the period from April 13, 2018 (Commencement of Operations) to December 31, 2018	7
Notes to Consolidated Financial Statements	8

Independent Auditor’s Report

The Board of Directors and Stockholder
SCA Performance Holdings, Inc. and Subsidiaries
We have audited the accompanying consolidated financial statements of SCA Performance Holdings, Inc. (a Delaware corporation) and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, the related consolidated statements of operations, stockholder’s equity and cash flows for the year ended December 31, 2019 and the period from April 13, 2018 (commencement of operations) to December 31, 2018, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SCA Performance Holdings, Inc. and Subsidiaries as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the year ended December 31, 2019 and the period from April 13, 2018 (commencement of operations) to December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann CPAs
The New York Practice of Mayer Hoffman McCann P.C.
New York, New York
May 26, 2020

SCA Performance Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2019 and 2018

	2019	2018
Assets (Note 10)
Current assets
Cash (Note 5)	$5,180,107	$2,182,055
Accounts Receivable	10,222,350	3,582,006
Inventories (Notes 6 and 11)	4,539,959	1,744,643
Inventories - truck chassis floor plan (Notes 6 and 11)	45,257,619	8,359,505
Prepaid expenses and other current assets	1,153,517	535,669
Total current assets	66,353,552	16,403,878
Property, plant and equipment, net (Notes 7 and 10)	10,015,956	4,000,642
Goodwill (Note 9)	23,413,553	12,443,638
Intangible assets (Note 8)	63,810,548	41,121,355
Deferred income taxes (Note 14)	1,964,456	1,231,797
Total assets	$165,558,065	$75,201,310

Liabilities and stockholder’s equity
Current liabilities
Accounts payable	$2,313,519	$1,615,432
Warranty liabilities (Note 3)	3,120,674	1,436,362
Income tax payable	1,812,103	21,595
Accrued expenses and other current liabilities (Note 3)	3,047,048	1,319,359
Current portion of notes payable (Note 10)	5,179,000	2,021,827
Floor plan obligations (Note 11)	45,257,619	8,359,505
Total current liabilities	60,729,963	14,774,080

Notes payable, net of current portion (Note 10)	66,463,369	20,742,680
Total liabilities	127,193,332	35,516,760

Commitments and contingencies (Notes 3 and 17)

Stockholder’s equity:
Common stock; $0.01 par value, 100 shares authorized, issued and outstanding	1	1
Class A preferred stock; $0.01 par value, 100 shares authorized, 21 shares issued and outstanding in 2019	1	—
Authorized paid-in-capital	65,299,295	43,189,999
Accumulated deficit	(26,934,564)	(3,505,450)
Total stockholder’s equity	38,364,733	39,684,550
Total liabilities and stockholder’s equity	$165,558,065	$75,201,310

See accompanying notes.

SCA Performance Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Year Ended December 31, 2019 and the
Period from April 13, 2018 (Commencement of Operations) to December 31, 2018

	2019	2018
Revenue (Note 4)	$91,680,949	$25,656,723
Cost of goods sold (Note 7)	50,770,177	15,096,314
Gross profit	40,910,772	10,560,409

Operating expenses:
Sales and marketing	11,038,387	2,937,049
General and administrative (Notes 2, 7, 13, 16)	10,105,838	4,413,562
Amortization of purchased intangibles (Note 8)	7,330,807	3,480,181
Additional earnout consideration (Note 2)	—	2,900,000
Total operating expenses	28,475,032	13,730,792

Income (loss) from operations	12,435,740	(3,170,383)

Other expense, net:
Interest expense, net of interest income of $2,140 in 2019 and $5,547 in 2018 (Notes 3, 10 and 11)	5,762,536	1,548,269
Other expense (income)	27,030	(3,000)
Net other expense	5,789,566	1,545,269

Income (loss) before income tax expense (benefit)	6,646,174	(4,715,652)

Income tax expense (benefit) (Note 14)	1,596,849	(1,210,202)

Net income (loss)	$5,049,325	$(3,505,450)
See accompanying notes.

SCA Performance Holdings, Inc. and Subsidiaries
Consolidated Statements of Stockholder’s Equity
For the Year Ended December 31, 2019 and the
Period from April 13, 2018 (Commencement of Operations) to December 31, 2018

	Common Stock		Class A Preferred Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Capital contributions	100	$1	—	$—	$34,999,999	$—	$35,000,000
Rollover equity	—	—	—	—	8,190,000	—	8,190,000
Net loss	—	—	—	—	—	(3,505,450)	(3,505,450)

Balance at December 31, 2018	100	1	—	—	43,189,999	(3,505,450)	39,684,550

Capital contributions	—	—	21	1	13,999,999	—	14,000,000
Rollover equity	—	—	—	—	7,900,000	—	7,900,000
Stock compensation	—	—	—	—	209,297	—	209,297
Dividends to parent	—	—	—	—	—	(28,478,439)	(28,478,439)
Net income	—	—	—	—	—	5,049,325	5,049,325

Balance at December 31, 2019	100	$1	21	$1	$65,299,295	$(26,934,564)	$38,364,733
See accompanying notes.

SCA Performance Holdings, inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Year Ended December 31, 2019 and the
Period from April 13, 2018 (Commencement of Operations) to December 31, 2018

	2019	2018
Cash flows from operating activities:
Net income (loss)	$5,049,325	$(3,505,450)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	1,152,022	167,215
Deferred income taxes	(732,659)	(1,231,797)
Amortization of intangibles	7,330,806	3,478,645
Amortization of deferred financing costs	407,049	55,373
Stock compensation expense	209,297	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,838,884)	(1,290,631)
Inventories	1,335,855	(403,747)
Prepaid expenses and other current assets	(429,821)	(507,535)
Accounts payable	(4,400,093)	594,903
Warranty liabilities	600,723	442,708
Income tax payable	1,790,508	21,595
Accrued expenses and other current liabilities	999,273	165,569
Net cash provided by (used in) operating activities	8,473,401	(2,013,152)

Cash flows from investing activities:
Payments for acquisition of property and equipment	(4,733,336)	(3,125,857)
Acquisition of business, net of cash acquired in 2019 of $402,990	(34,271,398)	(45,288,070)
Cash used in investing activities	(39,004,734)	(48,413,927)

Cash flows from financing activities:
Earnout payment	—	(5,100,000)
Capital contributions from stockholder	14,000,000	35,000,000
Payment of deferred financing cost	(801,784)	(390,866)
Borrowings on note payable	50,900,000	24,000,000
Repayment of note payable	(2,090,392)	(900,000)
Dividends paid to parent	(28,478,439)	—
Net cash provided by financing activities	33,529,385	52,609,134
Net increase in cash	2,998,052	2,182,055
Cash, beginning of period	2,182,055	—
Cash, end of period	$5,180,107	$2,182,055

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$5,032,232	$1,320,753
Taxes	$539,000	$—
Supplemental schedule of non-cash investing and financing activities:
Rollover equity issued in business acquisitions	$7,900,000	$8,190,000
See accompanying notes.

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
Note 1 - Organization and Basis of Presentation
Organization
SCA Performance Holdings, Inc. (“Holdco”), through its directly or indirectly wholly-owned subsidiaries, SCA Performance, Inc. (“SCA”), Rocky Ridge Trucks, Inc. and Rocky Ridge Transport LLC (collectively “RRT”) and Rocky Mountain Truckworks, Inc. (“RMT”), designs, manufactures and performs automotive customization and upfits. SCA, RRT and RMT receive new vehicles from major automotive manufacturers under bailment pool agreements, and sell upfitted vehicles to dealerships throughout the United States with full original factory warranties.
Basis of Presentation
The accompanying consolidated financial statements include the accounts of Holdco, SCA, RRT and RMT (referred to collectively as the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These consolidated financial statements include the results of operations for the year ended December 31, 2019 and the period from April 13, 2018 (commencement of operations) to December 31, 2018 (“period ended December 31, 2018”). All significant intercompany accounts and transactions have been eliminated in consolidation.
Note 2 - Acquisitions
The consolidated financial statements reflect acquisitions under the purchase method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations.
The Company engaged independent appraisers to assist in determining the fair value of the net assets acquired and liabilities assumed at the transaction date.
2018 Acquisition
Holdco, a Delaware corporation, was formed on March 2, 2018 for the sole purpose of facilitating the acquisition of MCM Custom Vehicles, LLC (“MCM”).
Holdco and SCA entered into an asset purchase and contribution agreement to acquire substantially all the assets of MCM on April 13, 2018 for a cash purchase price of $45,288,070, rollover equity of $8,190,000 and a contingent consideration of $5,100,000, for a total purchase price of $58,578,070. The rollover equity was issued to the seller at the acquisition date fair value. MCM was a leading authorized specialty vehicle upfitter for light-duty trucks.

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
The following table summarizes the fair values of the identifiable assets acquired and liabilities assumed at the acquisition date:

Consideration
Cash	$45,288,070
Rollover equity	8,190,000
Estimated fair value of earnout consideration	5,100,000
Total consideration	$58,578,070

Identifiable assets assumed
Accounts receivable	$2,291,375
Inventories	1,340,896
Prepaid expenses and other current assets	28,134
Property and equipment	1,042,000
Goodwill	12,443,638
Other intangible assets	44,600,000
Total identifiable assets acquired	61,746,043

Identifiable liabilities assumed
Accounts payable	(1,020,529)
Warranty liabilities	(993,654)
Accrued expenses and other current liabilities	(1,153,790)
Total identifiable liabilities assumed	(3,167,973)
Net assets acquired	$58,578,070
Goodwill associated with the acquisition was approximately $12,444,000 and is deductible for income tax purposes. The goodwill arising from the acquisition consists principally of the expectation of future earnings and value created from the acquisition of the business. Transaction costs totaled approximately $2,009,000 and are included general and administrative expense in the accompanying consolidated statement of operations for the period ended December 31, 2018.
The asset purchase and contribution agreement provided for contingent consideration in the form of an earnout, up to $8,000,000. Under the earnout provision, the former owners of MCM were entitled to receive payments contingent upon the financial performance of the acquired business for the period ended December 31, 2018. The fair value estimate of the earnout at the transaction date was $5,100,000. The earnout was adjusted to $8,000,000 at December 31, 2018 based on the Company exceeding the 2018 earnout target provision, as defined, and paid in its entirety in 2019. The earnout adjustment of $2,900,000 is recognized in earnings pursuant to the subsequent measurement provision of contingent consideration after initial recognition (ASC 805-30-35-1) and presented as an operating expense in the consolidated statement of operations for the period ended December 31, 2018.

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
2019 Acquisitions
Southern Rocky Holdings, LLC (“SRH”), the Company’s parent and a Delaware limited liability company formed on January 16, 2018, entered into separate asset purchase and contribution agreements with RRT to acquire Rocky Ridge Transportation, LLC and RR Manufacturing, LLC (collectively, “RRTM”) and RMT to acquire substantially all the assets of Vanworks, Inc. (“Vanworks”).

	Vanworks (1)	RRMT (2)
Consideration
Cash	$3,000,000	$31,674,388
Rollover equity	900,000	7,000,000
Total consideration	$3,900,000	$38,674,388

Identifiable assets assumed
Cash	$—	$402,990
Accounts receivable	—	1,801,460
Inventories	—	4,131,171
Prepaid expenses and other current assets	—	188,027
Property and equipment	—	2,434,000
Goodwill	680,000	10,289,915
Intangible assets	3,220,000	26,800,000
Total identifiable assets assumed	3,900,000	46,047,563

Identifiable liabilities assumed
Accounts payable	—	(5,098,180)
Warranty liabilities	—	(1,083,590)
Notes payable	—	(462,989)
Accrued expenses and other current liabilities	—	(728,416)
	—	(7,373,175)
Net assets acquired	$3,900,000	$38,674,388
Goodwill associated with these acquisitions was approximately $10,970,000 and is deductible for income tax purposes. The goodwill arising from these acquisitions consists principally of the expectation of future earnings and value created from the geographical expansion of the business.
(1) On February 26, 2019, SRH and RMT entered into an asset purchase and contribution agreement for RMT to acquire substantially all the assets of Vanworks for a purchase price of $3,900,000, including rollover equity of $900,000. The rollover equity of SRH was issued to the seller at the acquisition date fair value. Transaction costs incurred in connection with the acquisition were approximately $165,000 and are included in the general and administrative expense in the accompanying consolidated statement of operations for the year ended December 31, 2019. Vanworks was a leading authorized specialty vehicle upfitter for light-duty trucks in Colorado.
(2) On March 4, 2019, SRH and RRT entered into an asset purchase and contribution agreement for RRT to acquire substantially all the assets of RRTM for a purchase price of $38,674,388, including rollover equity of $7,000,000. The rollover equity of SRH was issued to the seller at the acquisition date at fair value. Financing and transaction costs incurred in connection with the acquisition were approximately $1,188,000 and are included in general and administrative expense in the accompanying consolidated statement of operations for the year ended December 31, 2019. RRTM was a leading authorized specialty vehicle upfitter for light-duty trucks in Georgia.

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
Note 3 - Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.
Inventories
Inventories consist of parts, work-in-progress and finished goods and are stated at the lower of cost and net realizable value. Cost is principally determined using the first-in, first-out method. Inventory costs include material, labor and overhead. The Company evaluates raw materials, work-in-process and finished goods to ensure that inventory is not recorded at amounts in excess of estimated net realizable value.
The Company records inventories to include truck chassis inventory financed through floor plan financing agreements (see Note 6). The Company takes title to truck chassis with certain restrictions upon receipt of the inventory through its floor plan agreement and performs upfitting service installations to the truck chassis inventory during the installation period. The floor plan obligation is then assumed by the Company’s customer, the dealership, upon delivery. At December 31, 2019 and 2018, the Company had approximately $45,258,000 and $8,360,000, respectively, of chassis inventory and related floor plan financing obligation. The Company recognizes revenue associated with upfitting and service installations net of the truck chassis (see Notes 6 and 11).
The Company receives, on consignment, truck chassis on which it performs upfitting service installations under bailment pool or floor plan agreements. The Company never receives title to the truck chassis. Accordingly, the Company does not record inventories to include truck chassis obtained through such agreements (see Notes 6 and 11).
Property and Equipment
In conjunction with the Company’s acquisitions, the Company has reflected the estimated fair value of the property and equipment at the dates acquired. Property and equipment not acquired in the acquisitions is stated at cost. Maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. Gains or losses on disposal are credited or charged to operations. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are generally from five to ten years for furniture and fixtures and machinery and equipment, three to five years for vehicles, and forty years for buildings and improvements. Leasehold improvements are being amortized over the lesser of the useful life of the assets or term of the lease.
Goodwill and Intangible Assets
Goodwill represents the excess of the purchase price over the fair value of the net assets of businesses acquired. On an annual basis, the Company makes a qualitative assessment to determine if it is more likely than not that the fair value of the reporting unit is less than its carrying amount, including goodwill. If the Company determines that the fair value of the reporting unit is less than its carrying amount, it will perform a quantitative analysis; otherwise, no further evaluation is necessary. For the quantitative impairment assessment, the Company compares the fair value of the reporting unit to its carrying value, including goodwill. The Company determines the fair value of the reporting unit based on a weighting of income and market approaches. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that unit, goodwill is not impaired and no further testing is performed. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then the Company will recognize a loss equal to the excess, limited to the total amount of goodwill allocated to that reporting unit. Impairments, if any, are charged directly to earnings. The Company has selected December 31 as the date to perform its annual impairment test and determined that it had a single reporting unit for purposes of assessing goodwill impairment. No goodwill impairment charges have been recorded for the year ended December 31, 2019 and the period ended December 31, 2018.
Intangible assets consist of purchased trade names and supplier relationships. Intangible assets are amortized over the period of estimated benefit using the straight-line method and estimated useful lives of ten years. No significant residual value is estimated for intangible assets.

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
Impairment of Long-Lived Assets
Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company had no impairment charges for the year ended December 31, 2019 and the period ended December 31, 2018.
Warranty Liabilities
The Company provides various warranties on automotive conversions. The Company records a reserve for future warranty expenses at the time of sale based on historical trends and management’s estimate of expected costs. The warranty reserves are comprised of the following at December 31, 2019 and 2018:

	2019	2018
Beginning balance	$1,436,362	$—
Assumed warranty from business acquisition	1,083,590	993,654
Warranty expense	1,723,050	833,500
Less: Aggregate reduction from payments made	(1,122,328)	(390,792)
Ending balance	$3,120,674	$1,436,362
Revenue and Cost Recognition
The Company adopted the provisions of ASC Topic 606, Revenue from Contracts with Customers, and related amendments (“ASC 606”) using the modified retrospective method, applied to contracts that were not complete as of January 1, 2019. Amounts reported related to 2018 are unadjusted for the effects of ASC 606. The adoption of ASC 606 did not have a material impact on the Company’s financial position, results of operations or cash flows. As such, the Company did not make any adjustments to its financial position upon adoption and there are no differences in 2019 as reported under ASC 606 and prior guidance. The revenue is recognized when control of the promised goods is transferred to the customer in an amount that reflects the consideration that the Company expects to receive in exchange for those goods.
Shipping and Handling Costs
Shipping and handling costs, which were approximately $3,421,000 and $1,713,000 for the year ended December 31, 2019 and the period ended December 31, 2018, respectively, are expensed as incurred and included in cost of goods sold in the accompanying consolidated statements of operations.
Advertising Costs
The Company expenses advertising costs as incurred. The Company incurred approximately $428,000 and $121,000 of advertising expense for the year ended December 31, 2019 and the period ended December 31, 2018, respectively.
Stock-Based Compensation
The Company measures stock-based compensation for stock-based awards based on their estimated fair values on the date of grant and recognizes the stock-based compensation cost for time-vested awards on a straight-line basis over the requisite service period. To the extent shares are expected to vest, the stock-based compensation cost is recognized on a straight-line basis over the requisite service period.

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
Income Taxes
The Company’s income tax expense or benefit comprises (i) amounts estimated to be payable or receivable with respect to its income or loss for the period pursuant to the statutory provisions of the various federal, state and local jurisdictions in which they are subject to taxation and (ii) the changes in deferred tax assets and liabilities during the period.
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities, including related operating loss and tax credit carryforwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
Net deferred tax assets are recognized to the extent that management believes these assets will more likely than not be realized. In making such determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. If needed, a valuation allowance is recorded for deferred taxes where it appears more likely than not that the Company will not be able to recover the deferred tax asset.
The Company complies with FASB Accounting Standards Update (“ASU”) No. 2015-17, Income Taxes: Balance Sheet Classification of Deferred Taxes. ASU 2015-17 requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position.
The Company classifies any interest and penalty payments or accruals within operating expenses in the consolidated statements of operations when assessed, if actually due. There was no accrual of interest or penalties, nor were there any unrecognized tax benefits at December 31, 2019 and 2018. The Company’s tax returns for 2018 remain open to examination by the taxing authorities.
Fair Value of Financial Instruments
The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, accounts payable and note payable approximate fair value because of the short-term maturity or variable rate of interest of these financial instruments.
Interest Rate Swap
The Company entered into an interest rate swap agreement during 2018 with a notional amount of $15,642,000, effective for the period from August 7, 2018 through August 31, 2021, to reduce its exposure to interest rate volatility. Under the interest rate swap agreement, the Company either receives or makes payments on a monthly basis based on the differential between 2.95% and LIBOR. The interest rate swap agreement is not accounted for as a cash flow hedge. At December 31, 2019 and 2018, the negative fair value of the interest rate swap was approximately $293,000 and $178,000, respectively. These amounts are included in accrued expenses and other current liabilities on the accompanying consolidated balance sheets. The change in the fair value of the swap was approximately $115,000 and $178,000 and is included in interest expense on the accompanying consolidated statements of operations for the year ended December 31, 2019 and the period ended December 31, 2018, respectively. This fair value was determined using Level 2 inputs as defined in ASC 820, Fair Value Measurements and Disclosures.
New Accounting Pronouncements
In February 2016, the FASB released ASU 2016-02, Leases (Topic 842). This update requires that lessees and lessors should apply a right-of-use model in accounting for all leases, with certain exemptions. Under this model, the Company would recognize an asset representing its right to use the leased property and a liability to make the lease payments. This model could have an impact on the Company’s consolidated balance sheet and presentation of expenses in its consolidated statement of operations. The amendment is required to be adopted for the Company’s December 31, 2022 consolidated financial statements. Early adoption is permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its consolidated financial statements.

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which provides for a one-step quantitative impairment test, whereby a goodwill impairment loss will be measured as the excess of a reporting unit’s carrying amount over its fair value (not to exceed the total goodwill allocated to that reporting unit). It eliminates Step 2 of the current two-step goodwill impairment test, under which a goodwill impairment loss is measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. The amendment is required to be adopted for the Company’s December 31, 2021 consolidated financial statements. Early adoption is permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its consolidated financial statements.
Note 4 - Revenue Recognition
On January 1, 2019, the Company adopted ASC 606, Revenue from Contracts with Customers, for all contracts. The implementation of ASC 606 had no impact on the measurement or recognition of revenue of prior periods; however, additional disclosures have been added in accordance with ASC 606.
Revenue is recognized when control of the promised goods is transferred to the customer in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. The Company generates all its revenue from contracts with customers. Additionally, contract amounts represent the full amount of the transaction price as agreed upon with the customer at the time of order, resulting in a single performance obligation in all cases.
Revenue Streams
Independent Dealer Sales - The Company performs upfitting services, and customers, which are mainly independent dealers, are billed separately for the truck chassis by the chassis manufacturer. The Company only records sales for the amount of the upfit, excluding the truck chassis. Revenue from sales to independent dealers is recognized when the customer obtains control of the Company’s product, which occurs at a point in time, typically upon shipment. In these instances, each product is considered a separate performance obligation, and revenue is recognized upon shipment of the goods. Any shipping and handling activities performed by the Company after the transfer of control to the customer (e.g., when control transfers upon shipment) are considered fulfillment activities.
Parts & Accessory Sales - The Company removes certain components of the original equipment from the truck chassis in its upfitting process. These parts drive recurring revenue through parts and accessory sales. The process for recording parts and accessory sales is consistent with the independent dealer sales noted above.
Disaggregation of Revenue
The following table provides information about disaggregated revenue by customer type and timing of revenue recognition for the year ended December 31, 2019.
Revenue by customer type was as follows:

	SCA	RMT	RRT	Total
Independent dealer	$48,914,713	$5,691,537	$24,499,485	$79,105,735
Other	7,634,484	857,385	4,083,345	12,575,214
Total revenue	$56,549,197	$6,548,922	$28,582,830	$91,680,949

Revenue by timing of revenue recognition was as follows:

	SCA	RMT	RRT	Total
Point in time	$56,549,197	$6,548,922	$28,582,830	$91,680,949

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
Practical Expedients
As allowed under ASC 606, the Company adopted the following practical expedients:
•The Company does not evaluate the existence of a significant financing component if the period of transfer of a promised good or service and payment is one year or less.
•The Company accounts for shipping and handling activities occurring after control of a good has been transferred to a customer as a fulfillment activity.
•The Company excludes all sales, use, value added and certain excise taxes imposed by a government on a specific transaction and collected from the customer from the transaction price (revenue).
Note 5 - Concentrations of Credit Risk
Financial instruments that may potentially subject the Company to concentrations of credit risk consist primarily of cash maintained with financial institutions and accounts receivable due from a variety of customers. The Company maintains cash balances at financial institutions which are insured by the Federal Deposit Insurance Corporation up to $250,000. Included in cash is an escrow of $200,000 released in February 2020. At December 31, 2019 and 2018, uninsured cash balances totaled approximately $4,119,000 and $2,054,000, respectively.
The Company evaluates each customer’s creditworthiness before extending credit for sales transactions and updates these evaluations as circumstances dictate. The Company requires a deposit from customers prior to beginning a conversion. As a result of this process and the lack of significant customer concentrations, management considers its credit risk associated with accounts receivable to be limited.
Note 6 - Inventories
Inventories are comprised of the following at December 31, 2019 and 2018:

	2019	2018
Demo inventory	$254,059	$124,729
Parts	4,125,339	1,325,512
Work-in-progress	160,561	129,810
Finished goods	—	164,592
	$4,539,959	$1,744,643

The inventories in the table above do not include truck chassis inventory financed through a floor plan financing agreement as discussed in Note 11. At December 31, 2019 and 2018, the Company had approximately $45,258,000 and $8,360,000, respectively, of chassis inventory.
Unlike the floor plan agreement, the Company does not record inventory related to truck chassis acquired through the bailment pool agreement as these truck chassis are held on consignment. The value of inventory under the bailment agreement for the chassis inventory on hand as of December 31, 2019 and 2018 was approximately $14,053,000 and $2,931,000, respectively.

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
Note 7 - Property and Equipment
Property and equipment, net is comprised of the following as of December 31, 2019 and 2018:

	2019	2018
Land	$965,778	$832,167
Buildings	2,157,586	0
Leasehold improvements	2,918,546	1,359,545
Machinery and equipment	4,035,779	1,735,454
Furniture and office equipment	763,676	9,551
Vehicles	239,571	191,225
	11,080,936	4,127,942
Less: Accumulated depreciation and amortization	1,319,237	167,215
	9,761,699	3,960,727
Construction-in-progress	254,257	39,915
Property and equipment, net	$10,015,956	$4,000,642
Depreciation expense was approximately $1,152,000 and $167,000 for the year ended December 31, 2019 and the period ended December 31, 2018, of which approximately $926,000 and $78,000, respectively, is included in cost of goods sold.
Note 8 - Intangible Assets
At December 31, intangible assets consist of the following:

	Useful Lives	2019	2018
Customer relationships	8 years	$6,000,000	$3,800,000
Non-compete agreement	5 years	1,000,000	1,000,000
Developed designs	3 years	800,000	800,000
Trade names	10 years	10,870,000	4,800,000
Supplier relationships	10 years	55,950,000	34,200,000
		74,620,000	44,600,000
Less: Accumulated amortization		10,809,452	3,478,645
Intangible assets, net		$63,810,548	$41,121,355
Amortization expense was approximately $7,331,000 and $3,479,000 for the year ended December 31, 2019 and the period ended December 31, 2018, respectively.
Estimated amortization expense for the next five years is approximately as follows:

Year Ending December 31,
2020	$7,899,000
2021	$7,707,000
2022	$7,632,000
2023	$7,488,000
2024	$7,432,000

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
Note 9 - Goodwill
Goodwill activity consists of the following:

Balance as of April 13, 2018	$—
Acquisition (Note 2)	12,443,638
Balance as of December 31, 2018	12,443,638
Acquisitions (Note 2)	10,969,915
Balance as of December 31, 2019	$23,413,553
Note 10 - Notes Payable
Bank Credit Facility
In connection with the acquisition on April 13, 2018 (see Note 2), the Company entered into a credit agreement (“loan agreement”) with a bank, which consists of a revolving credit facility (“Revolving Credit Facility”) and term loans (“Term Loan”). The borrowings bear interest at the Company’s option of either (i) the greater of (a) the federal funds rate plus 0.5%, (b) the lender’s prime rate and (c) LIBOR plus 1.00%, plus an applicable margin, or (ii) LIBOR plus an applicable margin as set forth in the loan agreement. Indebtedness under the loan agreement is collateralized by all business assets of the Company
Under the Term Loan, the Company borrowed $24,000,000 (“note payable”). The note payable provides for quarterly installments from $300,000 stepping up to $900,000 through 2022, with the remaining outstanding principal balance due on March 13, 2023. The note bears interest at LIBOR plus an applicable margin per annum (5.35% at December 31, 2018) as set forth in the loan agreement, and is collateralized by all business assets of the Company. The outstanding balance of the note payable as of December 31, 2018 amounted to $23,100,000.
In connection with the acquisition on March 4, 2019 (see Note 2), the Company borrowed $21,900,000 under its term loan agreement. The loan agreement was further amended to borrow $29,000,000 to make a dividend payment of approximately $28,478,000 on October 8, 2019.
Under the amended Revolving Credit Facility, the Company increased the borrowing credit limit from $5,000,000 in 2018 to $7,500,000 in 2019. There was no outstanding balance as of December 31, 2019 and 2018. The amended Revolving Credit Facility expires on March 4, 2024.
Under the amended Term Loan, the note payable provides for quarterly installments from $893,000 stepping up to $2,775,000 through 2023, with the remaining outstanding principal balance due on March 4, 2024. The note bears interest at LIBOR plus an applicable margin per annum (5.75% at December 31, 2019) as set forth in the loan agreement, and is collateralized by all business assets of the Company. The outstanding balance of the note payable as of December 31, 2019 amounted to approximately $71,982,000.
The loan agreement requires the Company to comply with various financial covenants including leverage ratio and fixed charge coverage ratio, and the Company is in compliance with such covenants as of December 31, 2019.
The costs of obtaining financing are capitalized and amortized over the term of the related financing on a basis that approximates the effective interest method. The Company incurred approximately $802,000 and $391,000 for the year ended December 31, 2019 and the period ended December 31, 2018, respectively, in financing costs in conjunction with the note payable, which is included in deferred financing costs as a reduction to the note payable on the accompanying consolidated balance sheets. The amortization of deferred financing costs is included in interest expense in the accompanying consolidated statements of operations.
Equipment Notes Payable
The Company has several notes payable which were used to finance the purchase of machinery and equipment. The arrangements extend through December 2023 and require the Company to make aggregate monthly principal and interest payments of approximately $9,600. The arrangements bear interest ranging from 6.740% to 7.540% and are secured by the machinery and equipment, which has a carrying value of approximately $385,800 at December 31, 2019.

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
At December 31, 2019, maturities of all notes payable are as follows:

Year Ending December 31,	Term Note	Equipment Note
2020	$5,087,500	$91,500
2021	6,937,500	98,000
2022	10,175,000	101,700
2023	11,100,000	99,175
2024	38,682,222	—
	71,982,222	390,375
Less: Deferred financing cost	730,228	—
	71,251,994	390,375
Current portion	5,087,500	91,500
Notes payable - noncurrent	$66,164,494	$298,875
Note 11 - Credit Facilities
Bailment
The Company has a bailment line of credit with the credit limits at the discretion of the finance company, an automotive manufacturer. The arrangement provides for the Company to receive, on a right-to-use basis, truck chassis from the automotive manufacturer to perform upfitting service installations.
At December 31, 2019 and 2018, there was approximately $14,053,000 and $2,931,000, respectively, outstanding under the credit facility; however, with the bailment agreement above, no liability is recorded in the accompanying consolidated balance sheets. The Company was responsible for interest on the chassis held for upfitting based on the number of days in the bailment pool at a fixed rate of the prime interest rate plus a margin. During 2019 and 2018, the Company incurred approximately $120,000 and $3,000, respectively, for interest in connection with the bailment pool arrangement. The lines of credit were secured by the inventory units financed (see Note 6) and may be cancelled with thirty days’ notice by either party.
Floor Plan
The Company has a floor plan line of credit up to $52,507,000 with a financing company. Under the floor plan agreement, the Company receives restricted title to the truck chassis, which can only be transferred to an authorized dealer. Upon transfer, the original equipment and the related outstanding amounts owed under the floor plan are transferred to the dealer’s floor plan.
At December 31, 2019, and 2018, there was an outstanding balance of approximately $45,258,000 and $8,360,000, respectively, under the credit facility. The interest rate varies based on the number of days the truck chassis have been on the floor plan. Interest rates are based on one-month LIBOR plus a margin (5.5% at December 31, 2019). During 2019 and 2018, the Company incurred approximately $2,009,000 and $339,000, respectively, in interest under the floor plan arrangement. The line of credit is secured by the inventory units financed (see Note 6) and may be cancelled with sixty days’ notice by the financial institution.

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
Note 12 - Stock Compensation
During the year ended December 31, 2019, SRH granted 483,684 Class B Common Units to each of two employees (collectively, the “Incentive Units”). The Incentive Units grant is vested as scheduled over four years of service commencing one year after the grant date or fully vested upon sale of the Company. The Company engaged an independent appraiser to assist in determining the fair value of the stock-based award, which was based on the valuation of the Company’s parent through a combination of an income and market approach and discounted for lack of marketability. The related stock-based compensation expense totaling approximately $209,000 for the year ended December 31, 2019 has been recorded by the corresponding company for which the employee works and, therefore, is included in the accompanying consolidated financial statements. At December 31, 2019, there is approximately $1,884,000 of unrecognized stock-based compensation expense that could potentially be recognized over the remaining vesting period through 2024. Forfeitures are recognized upon occurrence.
The following table summarizes the changes in SRH’s Incentive Units for the year ended December 31, 2019:

	Number of Incentive Units	Grant Date Fair Value
Outstanding, beginning of year	—	$—
Granted	967,368	2.16
Forfeited	—	—
Outstanding, end of year	967,368	$2.16
Vested	—	$—
Note 13 - Restructuring Costs
Subsequent to the transaction of March 4, 2019, the Company implemented a restructuring program to optimize future operations. The restructuring program included, among other things, the closing of satellite facilities, the buyout of several consulting contracts and the implementation of certain system integration costs as follows:

Loss from operations of closed facilities	$290,667
Reduction in workforce	468,258
Lease termination costs	172,172
Buyout of consulting agreement	1,066,275
System integration costs	359,009
Total restructuring costs	$2,356,381

Restructuring costs are included in general and administrative expense in the accompanying consolidated statement of operations for the year ended December 31, 2019.
Note 14 - Income Taxes
The components of income tax expense (benefit) for the year ended December 31, 2019 and the period ended December 31, 2018 are as follows:

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)

	2019	2018
Current taxes
Federal	$1,775,389	$—
State	554,119	21,595
Total current taxes	$2,329,508	$21,595

Deferred taxes
Federal	$(582,290)	$(926,566)
State	(150,369)	(305,231)
Total deferred taxes	$(732,659)	$(1,231,797)
Total	$1,596,849	$(1,210,202)
The Company’s effective income tax rate differs from the federal statutory rate at December 31, 2019 and 2018 primarily due to state income taxes, prior year overaccrual and permanent differences.
The Company’s deferred tax assets (liability) at December 31, 2019 and 2018 are as follows:

	2019	2018
Book over tax amortization and basis differences	$872,595	$674,059
Transaction costs	604,886	358,219
Warranty liabilities	286,944	121,745
Net operating loss	—	128,791
Other reserves	200,031	(51,017)
Total deferred tax assets (liability)	$1,964,456	$1,231,797
For the year ended December 31, 2019, the Company recognized $128,791 of deferred tax expense due to the utilization of its net operating loss. As a result, the Company does not have a net operating loss carryforward at December 31, 2019.
Note 15 - Employee Benefit Plan
The Company maintains a 401(k) plan for qualified employees. The terms of the plan define qualified employees as those over twenty years of age, with at least three months of service with the Company. Employer contributions are discretionary. The Company makes a discretionary matching contribution to be determined annually, and made no 401(k) matching contribution for the year ended December 31, 2019 and the period ended December 31, 2018.
Note 16 - Related Party Transactions
The Company has a management services agreement commencing April 2018 and ending on the tenth anniversary with an affiliate of the indirect parent of the Company (“Related Party”) to provide general executive and management services and other services to the Company. Management fees are payable on a quarterly basis in advance provided that their payment is not prohibited by the terms of any credit, loan or similar agreement. Management fees under the agreement totaled approximately $600,000 and $287,000 and are included in general and administrative expense in the consolidated statements of operations for the year ended December 31, 2019 and the period ended December 31, 2018, respectively.
The Company also paid to the Related Party a transaction fee of approximately $439,000 and $922,000, including out-of-pocket expenses, with regard to the 2019 and 2018 acquisitions, which is included in general and administrative expense in the accompanying consolidated statements of operations for the year ended December 31, 2019 and the period ended December 31, 2018, respectively.
Note 17 - Commitments and Contingencies
Operating Leases

SCA Performance Holdings, inc. and Subsidiaries
Notes to the Consolidated Financial Statements
(in thousands, except per share amounts)
The Company has operating leases for office space, which expire through December 14, 2023. Future minimum lease payments for the operating leases subsequent to December 31, 2019 are approximately as follows:

Year Ending December 31,
2020	$918,000
2021	936,000
2022	814,000
2023	578,000
Total future minimum lease payments	$3,246,000
Employment Agreement
During 2018, the Company entered into an employment agreement with one of its key employees, which provides such employee with, among other things, an annual base salary of $225,000 for five years, unless either party provides written notice that they will not extend the agreement.
Litigation
The Company is involved in various legal proceedings and litigation arising in the ordinary course of business. In the opinion of management, the outcome of such proceedings and litigation will not materially affect the consolidated financial position, results of operations and cash flows of the Company.
Note 18 - Subsequent Events
The Company evaluated its consolidated financial statements for subsequent events through May 26, 2020, the date the consolidated financial statements were available to be issued.
In February 2020, SRH entered into an agreement to sell substantially all the issued and outstanding stock of Holdco to Fox Factory Holding Corp. for $328,000,000. The transaction closed late in the first quarter of fiscal 2020.
The Company has been impacted by the recent coronavirus (“COVID-19”) outbreak. The global outbreak of COVID-19 has negatively affected the U.S. economy, disrupted supply chains, resulted in significant travel and transport restrictions, including mandated closures and orders to “shelter-in-place,” and created significant disruption of the financial markets. The Company’s manufacturing facilities have been affected by local and state “shelter-in-place” orders including the temporary suspension of non-essential operations, which has since been lifted in certain locations. The Company and its Parent are taking actions to manage costs during this time by enacting pay cuts and temporary furloughs, curtailing non-essential capital expenditures and reducing expenses. Despite the Company’s efforts to manage and remedy the situation, the ultimate impact and the extent to which the COVID-19 pandemic will continue to affect the business, results of operations and financial condition is difficult to predict and depends on numerous evolving factors outside of the Company and its Parent’s control including: the duration and scope of the pandemic; government, social, business and other actions that have been and will be taken in response to the pandemic; and the effect of the pandemic on short and long-term general economic conditions.
The United States enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The CARES Act is an approximately $2 trillion emergency economic stimulus package in response to the coronavirus outbreak which, among other things, contains numerous income tax provisions. Some of these tax provisions are expected to be effective retroactively for years ending before the date of enactment. The Company is currently evaluating the impact of the CARES Act on its financial position, results of operations and cash flows.